Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 2, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Firefly Neuroscience, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ Canada, LLP

CBIZ Canada, LLP (Formerly known as Marcum Canada, LLP)

Toronto, Ontario

December 3, 2025